[BANK ONE CORPORATION Press Release Letterhead]                    Exhibit 99(b)



FOR IMMEDIATE RELEASE                           Contact: Thomas Kelly
---------------------
                                                         (312) 732-7007


                       BANK ONE APPOINTS McCOY CHAIRMAN,
                  ISTOCK PRESIDENT IN MANAGEMENT REALIGNMENT

     CHICAGO, Oct. 19, 1999 - BANK ONE CORPORATION (NYSE: ONE) today announced that the board of directors has unanimously endorsed a series of management and organizational changes. They include the appointment of John B. McCoy as chairman while also retaining his title of chief executive officer, and the naming of Verne G. Istock as president.

     These new alignments are intended to strengthen the day-to-day management of businesses across the corporation. Reporting now to McCoy are the credit card and consumer lending businesses as well as major staff areas. Reporting to Istock are most of the operating areas, including commercial banking, investment management, corporate investments, retail banking, consumer finance and operations. Previously, most of the operating areas reported to McCoy and most staff areas reported to Istock.

     "We are nearing the successful completion of our merger integration, which has resulted in continuing management changes in our organization," McCoy said. "Dick Vague, head of First USA, has decided to resign to pursue other interests. Following Vague's decision, Bill Boardman has been elected chairman and head of First USA. Bill brings a wealth of banking, card, and electronic payment systems experience to his new position.

                                    (more)

     "The First USA businesses, with their powerful information systems and direct marketing expertise, remain key competitive strengths of the company," McCoy said. "As announced earlier, some marketing, pricing and customer service issues in the card business have temporarily slowed First USA's overall momentum. With his added experience as chairman of Visa International and past chairman of Visa U.S.A., Bill is uniquely qualified to address these issues and capitalize on future growth opportunities.

     "Verne and I are moving forward on several strategic initiatives regarding corporate direction, future earnings expectations, and cost structure and intend to report more fully to our shareholders at the previously announced analyst meeting in November," McCoy said.

     BANK ONE CORPORATION (NYSE: ONE) is the nation's fifth-largest bank holding company, with assets of more than $260 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It can be found on the Internet at www.bankone.com.
                            ---------------

                                      ###

Note to Editors: A list of management reporting responsibilities follows.

Reporting to McCoy are:

 .    Marvin W. Adams          Executive vice president, chief technology officer

 .    William P. Boardman      Senior executive vice president, credit card and
                              consumer lending

 .    Gerald E. Buldak         Senior vice president, public affairs

 .    Sherman I. Goldberg      Executive vice president, general counsel and
                              secretary

 .    Timothy P. Moen          Executive vice president, human resources

 .    Robert A. Rosholt        Executive vice president, chief financial officer

Reporting to Istock are:

 .    W. G. Jurgensen          Executive vice president, commercial products

 .    David J. Kundert         Executive vice president, investment management

 .    Susan S. Moody           Executive vice president, commercial relationships

 .    Robert A. O'Neill Jr.    Executive vice president, chief auditor

 .    Ronald G. Steinhart      Executive vice president, commercial banking

 .    Kenneth T. Stevens       Executive vice president, retail banking

 .    Geoffrey L. Stringer     Executive vice president, corporate investments

 .    Edward Tinsley           Senior vice president, consumer finance

 .    Richard R. Wade          Executive vice president, chief risk management
                              officer

 .    R. Neil Williams         Senior vice president, national enterprise
                              operations

David P. Bolger, executive vice president and head of merger integration, will continue to report to both McCoy and Istock.

[Letterhead of BANK ONE CORPORATION]


                                    Mail Code IL1-0287
                                    Telephone:  (312) 732-4223
                                    Telecopier: (312) 732-9753



Michael Lipsitz
Assistant Secretary and Counsel



                               October 19, 1999



VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  BANK ONE CORPORATION
     Form 8-K
     -----------------

Ladies and Gentlemen:

     Attached please find a Form 8-K, dated October 19, 1999, for BANK ONE CORPORATION which is being filed electronically via the EDGAR system.

     If you have any questions concerning this filing, please contact the undersigned at (312) 732-4223.

                                    Very truly yours,

                                    /s/ Michael Lipsitz

                                    Michael Lipsitz


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